GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

October 29, 2009	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS STRONG 3RD QUARTER EARNINGS

Summary

German American Bancorp today reported another quarter of strong earnings, posting 3rd quarter net income of $3,191,000, or $0.29 per share.  This represents the 3rd highest level of quarterly earnings in the Company’s history, surpassed only by the quarterly earnings recorded in the 3rd and 4th quarters of 2008.  2009 year-to-date reported earnings were $8,897,000, or $0.81 per share.

The strong level of quarterly earnings was only slightly less than the record net income earned in the comparable quarter in 2008, in the face of a more difficult economic and operating environment in the current year.  As compared to the Company’s 3rd quarter 2008 earnings, current quarter 2009 earnings were $128,000, or 4%, less than the $3,319,000, or $0.30 per share, reported during the same quarter last year. The Company’s current year 3rd quarter performance was enhanced by a $1.0 million improvement in net interest income, supported by an increase in the net interest margin to 4.02% as compared to 3.89% in the 3rd quarter of last year, coupled with a 6.5% increase in the Company’s average earning assets.  The Company also increased its loan loss reserve by approximately $500,000 during the third quarter of 2009.

As compared to the 3rd quarter of last year, German American recorded $268,000 less in non-interest income resulting from the effects of the current economic downturn in the form of reduced levels of deposit service charges, trust and investment product fees, and insurance commissions.  Additionally, the Company experienced approximately $750,000 in additional operating expenses, the majority of which was attributable to the combination of significant increases in the level of FDIC insurance premiums, resulting from an industry-wide increase in assessments as the FDIC has begun to recapitalize the deposit insurance fund, as well as higher health insurance costs due to elevated claims experience within the Company’s partially self-insured health insurance plan.  Further, the Company recorded $400,000 more in provision for loan losses in the 3rd quarter of this year compared to the level of provision for loan losses that was expensed by the Company during the comparable quarter of last year.

Mark A. Schroeder, Chief Executive Officer of German American, commenting on the 3rd quarter results stated, “We are gratified that, in the face of a very difficult economic and operating environment, we were able to again post a very strong quarter in terms of earnings performance.  The fact that we were able to deliver the 3rd highest level of quarterly net income in the history of the Company in the face of lower fee income along with higher operating expenses, the majority of which were either directly or indirectly attributable to the current environment, is truly outstanding.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

Schroeder continued, “While there certainly are other factors impacting the comparison of this year’s 3rd quarter performance to that of the same period last year, the increased FDIC premium cost is one of the major items that is largely beyond the control of management.  In spite of the fact that German American’s performance has been strong, we are nevertheless subject to the industry-wide higher deposit insurance fund assessments that will be needed to recapitalize the fund in the wake of the FDIC’s efforts to resolve troubled banking institutions throughout the country.  Focusing on this one line item by subtracting the additional $291,000 ($176,000 after-tax cost) of deposit insurance premium expense in the 3rd quarter of 2009 (in excess of the amount of deposit insurance premium expensed during the same quarter of 2008) from our actual GAAP non-interest expense, 3rd quarter 2009 non-GAAP earnings would have been $3,367,000, or $0.30 per share.  This level of earnings would have been an all-time record for our Company, and few other banking organizations in the country can lay claim to that kind of performance in the current environment.”  For reconciliation of non-GAAP earnings and earnings per share, see “Regulation G Disclosure” below.

Schroeder stated further, “While we did note an increase in the level of both non-performing and past-due loans during the current quarter, our Company’s credit quality continues to compare very favorably with other banking organizations both in our state and in the nation.  As we have previously stated, we are continuing to closely monitor the performance of our loan portfolio, as we are very cognizant that the longer the economy remains in a recession mode, our customers will be increasingly challenged in terms of sustaining their impressive level of compliance relative to their loan commitments.  We remain confident that German American’s historic disciplined credit culture can continue to deliver solid asset quality performance (relative to other banking organizations) in both good and more difficult economic times.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2009 to shareholders of record as of November 10, 2009.

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operate from its banking offices and a full line property and casualty insurance agency with seven insurance agency offices throughout its market area.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

Balance Sheet Highlights

End-of-period loans outstanding declined 4% on an annualized basis during the third quarter of 2009.  The decline was driven largely by lower levels of commercial and industrial loans (including both real estate and non-real estate).  Also contributing to the decrease was a decline in the residential loan and consumer loan portfolios as market interest rates remained historically low into the third quarter of 2009.  The Company continued to actively originate residential mortgage loans, with the vast majority of production being sold into the secondary market.  Partially offsetting the decline in these categories was an increase in the Company’s agricultural loan portfolio.  A majority of this increase was a seasonal utilization of operating lines of credits.

End of Period Loan Balances	09/30/09	06/30/09	$ Change	Annualized % Change

Commercial & Industrial Loans	$529,868	$536,012	$(6,144)	-5%
Agricultural Loans	152,758	148,000	4,758	13%
Consumer Loans	119,489	122,327	(2,838)	-9%
Residential Mortgage Loans	87,099	90,976	(3,877)	-17%
	$889,214	$897,315	$(8,101)	-4%

Non-performing loans totaled $9.9 million at September 30, 2009 compared to $7.4 million of non-performing loans at June 30, 2009.  The majority of this increase was attributable to a single seasoned hotel/motel credit that until recently had been performing as per contractual terms since its inception located outside the Company’s primary market area.  Non-performing loans represented 1.12% of total outstanding loans at September 30, 2009 and 0.82% of total loans outstanding at June 30, 2009.

The Company’s allowance for loan losses totaled $10.8 million at September 30, 2009, an increase of $493,000 or 5%, compared with $10.3 million at June 30, 2009.  The allowance for loan losses represented 1.22% of period end loans at September 30, 2009 and 1.15% at June 30, 2009. The allowance for loan losses represented 109% of period end non-performing loans at September 30, 2009 and 140% of period end non-performing loans at June 30, 2009.

End-of-period deposits increased approximately 2% at September 30, 2009 compared with June 30, 2009 on an annualized basis.  The increase was attributable to growth of the Company’s core deposit base.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

End of Period Deposit Balances	09/30/09	06/30/09	$ Change	Annualized % Change

Non-interest-bearing Demand Deposits	$147,704	$147,049	$655	2%
Interest-bearing Demand, Savings, & Money Market Accounts	475,506	474,323	1,183	1%
Time Deposits < $100,000	253,082	248,315	4,767	8%
Time Deposits of $100,000 or more & Brokered Deposits	85,046	86,062	(1,016)	-5%
	$961,338	$955,749	$5,589	2%

Results of Operations Highlights

Quarter ended September 30, 2009 compared to quarter ended September 30, 2008

Net income for the quarter ended September 30, 2009 totaled $3,191,000, a decrease of $128,000 or 4% over third quarter 2008 net income of $3,319,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in Thousands)
	Quarter Ended September 30, 2009			Quarter Ended September 30, 2008

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$36,627	$25	0.27%	$20,180	$97	1.93%
Securities	216,013	2,570	4.76%	176,754	2,307	5.22%
Loans and Leases	903,917	13,773	6.05%	889,167	14,475	6.48%
Total Interest Earning Assets	$1,156,557	$16,368	5.63%	$1,086,101	$16,879	6.19%

Liabilities
Demand Deposit Accounts	$147,437			$141,089

Interest-bearing Demand, Savings, and Money Market Accounts	$481,052	$822	0.68%	$439,049	$1,636	1.48%
Time Deposits	336,251	2,307	2.72%	337,196	3,257	3.84%
FHLB Advances and Other Borrowings	149,602	1,549	4.11%	144,395	1,390	3.83%
Total Interest-Bearing Liabilities	$966,905	$4,678	1.92%	$920,640	$6,283	2.72%

Cost of Funds			1.61%			2.30%
Net Interest Income		$11,690			$10,596
Net Interest Margin			4.02%			3.89%

During the quarter ended September 30, 2009, net interest income totaled $11,481,000 representing an increase of $1,035,000 or 10% over the third quarter of 2008.  The tax equivalent net interest margin for the third quarter 2009 was 4.02% compared to 3.89% for the third quarter of 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

The provision for loan loss totaled $1,250,000 during the quarter ended September 30, 2009, representing an increase of $412,000 or 49% from the third quarter of 2008.  During the third quarter of 2009, the annualized provision for loan loss represented approximately 55 basis points of average loans while annualized net charge-offs represented approximately 33 basis points of average loans.

During the quarter ended September 30, 2009, non-interest income declined approximately 6% over the third quarter of 2008.

Non-interest Income	Qtr Ended	Qtr Ended
	09/30/09	09/30/08	$ Change	% Change

Trust and Investment Product Fees	$465	$618	$(153)	-25%
Service Charges on Deposit Accounts	1,131	1,293	(162)	-13%
Insurance Revenues	1,254	1,402	(148)	-11%
Company Owned Life Insurance	200	200	---	---%
Other Operating Income	595	587	8	1%
Subtotal	3,645	4,100	(455)	-11%
Net Gains on Sales of Loans and Related Assets	411	330	81	25%
Net Gain (Loss) on Securities	---	(106)	106	---%
Total Non-interest Income	$4,056	$4,324	$(268)	-6%

Trust and investment product fees decreased 25% during the third quarter of 2009 compared with the same period of 2008.  This decline was primarily attributable to continued difficult market conditions and changes in customers’ investment preferences.  Deposit service charges and fees declined by 13% due in large part to less customer utilization of the Company’s overdraft protection program.

Insurance revenues declined 11% during the third quarter of 2009 compared with the same period of 2008.  During the quarter ended September 30, 2009, the net gain on sale of residential loans increased 25% over the gain recognized in the same quarter 2008 driven largely by a higher level of loans sold into the secondary market during 2009 as compared to 2008.

During the quarter ended September 30, 2009, non-interest expense increased approximately 8% compared with the same period of 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

Non-interest Expense	Qtr Ended	Qtr Ended
	09/30/09	09/30/08	$ Change	% Change

Salaries and Employee Benefits	$5,427	$5,225	$202	4%
Occupancy, Furniture and Equipment Expense	1,532	1,408	124	9%
FDIC Premiums	330	39	291	746%
Data Processing Fees	321	355	(34)	-10%
Professional Fees	285	365	(80)	-22%
Advertising and Promotion	266	250	16	6%
Intangible Amortization	235	222	13	6%
Other Operating Expenses	1,523	1,295	228	18%
Total Non-interest Expense	$9,919	$9,159	$760	8%

Salaries and benefits expense increased approximately 4% during the third quarter of 2009 compared with the third quarter of 2008.  The increase was largely the result of increased costs associated with the Company’s partially self-insured health insurance plan.  Occupancy, furniture and equipment expense increased 9% during the third quarter of 2009 compared with the same period of 2008 due in large part to depreciation expenses associated with renovations of existing branch facilities and upgrades to and purchases of information technology systems.

The Company’s FDIC deposit insurance assessments increased $291,000 during the third quarter of 2009 compared with the third quarter of 2008.  This increase resulted from an industry-wide increase in assessments as the FDIC has begun to recapitalize the deposit insurance fund.

Other operating expenses increased by 18% during the third quarter 2009 compared with the same period of 2008.  The increase was attributable primarily to loss claims activity at the Company’s captive insurance company.  Also contributing to the increased level of other operating expenses was an increase in loan collection costs during the third quarter of 2009.

Quarter ended September 30, 2009 compared to quarter ended June 30, 2009

Net income for the quarter ended September 30, 2009 totaled $3,191,000, an increase of $427,000 or 15% over second quarter 2009 net income of $2,764,000.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Summary Average Balance Sheet
(Tax-equivalent basis / $ in Thousands)
	Quarter Ended September 30, 2009			Quarter Ended June 30, 2009

	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$36,627	$25	0.27%	$30,495	$22	0.29%
Securities	216,013	2,570	4.76%	213,397	2,571	4.82%
Loans and Leases	903,917	13,773	6.05%	882,554	13,527	6.15%
Total Interest Earning Assets	$1,156,557	$16,368	5.63%	$1,126,446	$16,120	5.73%

Liabilities
Demand Deposit Accounts	$147,437			$148,214

Interest-bearing Demand, Savings, and Money Market Accounts	$481,052	$822	0.68%	$458,394	$819	0.72%
Time Deposits	336,251	2,307	2.72%	337,352	2,516	2.99%
FHLB Advances and Other Borrowings	149,602	1,549	4.11%	139,959	1,471	4.22%
Total Interest-Bearing Liabilities	$966,905	$4,678	1.92%	$935,705	$4,806	2.06%

Cost of Funds			1.61%			1.71%
Net Interest Income		$11,690			$11,314
Net Interest Margin			4.02%			4.02%

During the quarter ended September 30, 2009, net interest income totaled $11,481,000 representing an increase of $364,000 or 3% over the second quarter of 2009.  The tax equivalent net interest margin for the third quarter 2009 and second quarter 2009 was 4.02%.

The provision for loan loss totaled $1,250,000 during the quarter ended September 30, 2009, representing an increase of $250,000 or 25% from the second quarter of 2009.

During the quarter ended September 30, 2009, non-interest income increased approximately 6% over the second quarter of 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

Non-interest Income	Qtr Ended	Qtr Ended
	09/30/09	06/30/09	$ Change	% Change

Trust and Investment Product Fees	$465	$457	$8	2%
Service Charges on Deposit Accounts	1,131	1,080	51	5%
Insurance Revenues	1,254	1,290	(36)	-3%
Company Owned Life Insurance	200	200	---	---%
Other Operating Income	595	368	227	62%
Subtotal	3,645	3,395	250	7%
Net Gains on Sales of Loans and Related Assets	411	461	(50)	-11%
Net Gain (Loss) on Securities	---	(34)	34	---%
Total Non-interest Income	$4,056	$3,822	$234	6%

Other operating income increased 62% during the third quarter of 2009 compared with the second quarter 2009 principally due to write-downs on other real estate owned properties that totaled approximately $228,000 during the second quarter of 2009.

During the quarter ended September 30, 2009, non-interest expense declined approximately 3% compared with the second quarter of 2009.

Non-interest Expense	Qtr Ended	Qtr Ended
	09/30/09	06/30/09	$ Change	% Change

Salaries and Employee Benefits	$5,427	$5,515	$(88)	-2%
Occupancy, Furniture and Equipment Expense	1,532	1,470	62	4%
FDIC Premiums	330	885	(555)	-63%
Data Processing Fees	321	344	(23)	-7%
Professional Fees	285	405	(120)	-30%
Advertising and Promotion	266	199	67	34%
Intangible Amortization	235	221	14	6%
Other Operating Expenses	1,523	1,194	329	28%
Total Non-interest Expense	$9,919	$10,233	$(314)	-3%

Salaries and benefits expense decreased approximately 2% during the third quarter of 2009 compared with the second quarter of 2009.  The decline was largely the result of lower costs associated with the Company’s partially self-insured health insurance plan.

The Company’s FDIC deposit insurance assessments decreased $555,000, or 63%, during the third quarter of 2009 compared with the second quarter of 2009.  This decrease was due to an industry wide special assessment in the second quarter of 2009 of approximately $550,000 which represented .05% of the Company’s subsidiary bank’s total assets less Tier 1 Capital.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

Professional fees declined 30% during the quarter ended September 30, 2009 compared with the second quarter of 2009.  This decline was primarily attributable to a lower level of legal fees.

Other operating expenses increased by 28% during the third quarter 2009 compared with the second quarter of 2009.  The increase was largely attributable to loss claims activity at the Company’s captive insurance company.  Also contributing to the increased level of other operating expenses was an increase in loan collection costs during the third quarter of 2009.

Regulation G Disclosure

This press release includes non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations provided below, provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.

The Company recorded FDIC deposit insurance premium expenses during the three month and nine month periods ended September 30, 2009 that substantially exceeded the levels of FDIC deposit insurance premium expense during the comparable periods in 2008, primarily due to industry-wide increases assessed by the FDIC to insured banks. While the Company believes that the 2009 levels of FDIC deposit insurance expense incurred by the Company are likely to continue in future periods, the Company believes that excluding the after-tax effects of this increased level of premium expense will provide investors with a basis to compare the Company’s core operating results in 2009 as compared to 2008 without the material distortions caused by this external industry-wide factor.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

	Qtr Ended	EPS
	09/30/09	Impact

Net Income as Reported	$3,191	$0.29
Change in FDIC Premiums, Net of Income Tax	176	0.01
Net Income Excluding Change in FDIC Premiums	3,367	0.30
Net Income as Reported Quarter Ended 09/30/08	3,319	0.30
Difference	$48	$0.00

	Nine Months	EPS
	Ended 09/30/09	Impact

Net Income as Reported	$8,897	$0.81
Change in FDIC Premiums, Net of Income Tax	882	0.08
Net Income Excluding Change in FDIC Premiums	9,779	0.89
Net Income as Reported Nine Months Ended 09/30/08	9,450	0.85
Difference	$329	$0.04

****
Forward Looking Statements

The Company's statements in this press release regarding the Company’s credit quality and asset quality, and its FDIC deposit insurance premium expense, are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2009	2009	2008

ASSETS
Cash and Due from Banks	$19,137	$19,064	$22,741
Short-term Investments	40,813	24,183	16,047
Investment Securities	206,502	202,190	151,438

Loans Held-for-Sale	8,105	12,170	4,993

Loans, Net of Unearned Income	887,449	895,527	886,807
Allowance for Loan Losses	(10,788)	(10,295)	(9,358)
Net Loans	876,661	885,232	877,449

Stock in FHLB and Other Restricted Stock	10,621	10,621	10,621
Premises and Equipment	22,237	22,225	22,807
Goodwill and Other Intangible Assets	12,505	12,740	13,018
Other Assets	37,234	36,067	59,487
TOTAL ASSETS	$1,233,815	$1,224,492	$1,178,601

LIABILITIES
Non-interest-bearing Demand Deposits	$147,704	$147,049	$147,196
Interest-bearing Demand, Savings, and
Money Market Accounts	475,506	474,323	420,827
Time Deposits	338,128	334,377	338,340
Total Deposits	961,338	955,749	906,363

Borrowings	147,199	147,832	157,893
Other Liabilities	12,888	12,194	13,324
TOTAL LIABILITIES	1,121,425	1,115,775	1,077,580

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,764	79,641	79,397
Retained Earnings	27,272	25,631	21,210
Accumulated Other Comprehensive Income	5,354	3,445	414
TOTAL SHAREHOLDERS' EQUITY	112,390	108,717	101,021

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,233,815	$1,224,492	$1,178,601

END OF PERIOD SHARES OUTSTANDING	11,077,382	11,074,718	11,030,288

BOOK VALUE PER SHARE	$10.15	$9.82	$9.16

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008

INTEREST INCOME
Interest and Fees on Loans	$13,706	$13,473	$14,414	$40,573	$44,299
Interest on Short-term Investments	25	22	97	64	566
Interest and Dividends on Investment Securities	2,428	2,428	2,218	7,302	6,467
TOTAL INTEREST INCOME	16,159	15,923	16,729	47,939	51,332

INTEREST EXPENSE
Interest on Deposits	3,129	3,335	4,893	10,469	16,404
Interest on Borrowings	1,549	1,471	1,390	4,231	4,298
TOTAL INTEREST EXPENSE	4,678	4,806	6,283	14,700	20,702

NET INTEREST INCOME	11,481	11,117	10,446	33,239	30,630
Provision for Loan Losses	1,250	1,000	838	3,000	3,116
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,231	10,117	9,608	30,239	27,514

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	411	461	330	1,437	1,058
Net Gain (Loss) on Securities	-	(34)	(106)	(34)	179
Other Non-interest Income	3,645	3,395	4,100	10,719	12,612
TOTAL NON-INTEREST INCOME	4,056	3,822	4,324	12,122	13,849

NON-INTEREST EXPENSE
Salaries and Benefits	5,427	5,515	5,225	16,556	15,670
Other Non-interest Expenses	4,492	4,718	3,934	13,677	11,822
TOTAL NON-INTEREST EXPENSE	9,919	10,233	9,159	30,233	27,492

Income before Income Taxes	4,368	3,706	4,773	12,128	13,871
Income Tax Expense	1,177	942	1,454	3,231	4,421

NET INCOME	$3,191	$2,764	$3,319	$8,897	$9,450

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.29	$0.25	$0.30	$0.81	$0.85

WEIGHTED AVERAGE SHARES OUTSTANDING	11,075,709	11,073,081	11,029,484	11,062,053	11,029,484
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,084,768	11,073,575	11,029,776	11,063,454	11,029,717

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.03%	0.92%	1.13%	0.98%	1.08%
Annualized Return on Average Equity	11.59%	10.13%	13.42%	10.92%	12.73%
Net Interest Margin	4.02%	4.02%	3.89%	3.99%	3.84%
Efficiency Ratio (1)	63.00%	67.61%	61.39%	65.79%	61.25%
Net Overhead Expense to Average Earning Assets (2)	2.03%	2.28%	1.78%	2.13%	1.69%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.33%	0.34%	0.60%	0.26%	0.27%
Allowance for Loan Losses to Period End Loans	1.22%	1.15%	1.06%
Non-performing Assets to Period End Assets	1.03%	0.80%	0.95%
Non-performing Loans to Period End Loans	1.12%	0.82%	0.84%
Loans 30-89 Days Past Due to Period End Loans	0.81%	0.54%	1.38%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,238,386	$1,207,413	$1,174,953	$1,214,217	$1,165,625
Average Earning Assets	$1,156,557	$1,126,446	$1,086,101	$1,132,492	$1,077,497
Average Total Loans	$903,917	$882,554	$889,167	$891,519	$876,666
Average Demand Deposits	$147,437	$148,214	$141,089	$147,324	$138,218
Average Interest Bearing Liabilities	$966,905	$935,705	$920,640	$944,635	$914,318
Average Equity	$110,151	$109,119	$98,923	$108,623	$98,951

Period End Non-performing Assets (3)	$12,676	$9,815	$11,176
Period End Non-performing Loans (4)	$9,928	$7,364	$7,419
Period End Loans 30-89 Days Past Due (5)	$7,152	$4,841	$12,270

Tax Equivalent Net Interest Income	$11,690	$11,314	$10,596	$33,833	$31,039
Net Charge-offs during Period	$757	$749	$1,333	$1,734	$1,802

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.